Exhibit 23(a)


           Consent of Independent Certified Public Accountants


Fedders Corporation
Liberty Corner, New Jersey

          We hereby consent to the incorporation by reference in the Form S-8 Registration Statement pertaining to the Employee Stock Option Plan VIII of Fedders Corporation of our reports dated September 30, 1996, relating to the consolidated financial statements and schedule of Fedders Corporation appearing in the Company's Annual Report on Form 10-K for the year ended August 31, 1996.


                              BDO Seidman, LLP


Woodbridge, New Jersey
January 31, 1997
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